UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2013 (April 4, 2013)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 4, 2013, Glimcher Realty Trust (the “Registrant”) issued 200,000 shares of 6.875% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Shares”), with a liquidation preference of $25.00 per share, in connection with the partial exercise by the Underwriters (as defined below) of an over-allotment option pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated March 21, 2013, between the Registrant and Glimcher Properties Limited Partnership, on the one hand, and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), on the other hand. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Current Report by reference.

The terms of the Shares are more fully described in the Articles Supplementary, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated into this Current Report by reference. A specimen certificate for the Shares is attached as Exhibit 4.1 hereto and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated March 21, 2013, by and among the Registrant and the Partnership, on the one hand, and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule I thereto, on the other hand (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 8-K filed March 27, 2013).

3.1	Articles Supplementary classifying and designating 4,000,000 preferred shares of the Registrant as 6.875% Series I Cumulative Redeemable Preferred Shares, par value $0.01 per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed March 27, 2013).

4.1	Specimen Certificate for evidencing 6.875% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed March 27, 2013).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: April 4, 2013	/s/ George A. Schmidt
George A. Schmidt
Executive Vice President, General Counsel and Secretary

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